                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549



                                   FORM 8-K/A
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported) February 10, 1995

                                AMENDMENT NO. 1

                           BELDEN & BLAKE CORPORATION
                           --------------------------
               (Exact name of registrant as specified in charter)



     Ohio                          0-20100                     34-1686642
- ---------------                ----------------           --------------------
(State or other                (Commission File           (IRS Employer Identi-
jurisdiction of                 Number)                    fication No.)
incorporation)


5200 Stoneham Road, North Canton, Ohio                             44720
- ----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code (216) 499-1660
                                                    -------------
________________________________________________________________________________
(Former name or former address, if changed since last report)

Item 7.  Financial Statements
         --------------------
   (a)   Financial Statements of Business Acquired
         See Index to Financial Statements

   (b)   Pro Forma Financial Information
         See Index to Financial Statements


Signatures
- ----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 26, 1995                         BELDEN & BLAKE CORPORATION
                                             (Registrant)



                                             By: /s/ Ronald E. Huff
                                                 -------------------------
                                                 Ronald E. Huff,
                                                 Senior Vice President and
                                                 Chief Financial Officer

                          BELDEN & BLAKE CORPORATION

                        INDEX TO FINANCIAL STATEMENTS



                                   CONTENTS
                                                                 Page
                                                                 ----

HISTORICAL FINANCIAL STATEMENTS OF WARD LAKE DRILLING, INC.

     Report of Independent Auditors                               F-1

     Balance Sheet                                                F-2

     Statement of Revenues and Expenses and Retained Earnings     F-4

     Statement of Cash Flows                                      F-5

     Notes to Financial Statements                                F-6

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     Unaudited Pro Forma Consolidated Balance Sheet               F-14

     Unaudited Pro Forma Consolidated Statement of Operations     F-16

     Notes to Unaudited Pro Forma Financial Statements            F-17



                        REPORT OF INDEPENDENT AUDITORS


Board of Directors
Ward Lake Drilling, Inc.


We have audited the accompanying balance sheet of Ward Lake Drilling, Inc. as of December 31, 1994, and the related statements of revenues and expenses and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ward Lake Drilling, Inc. at December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                        ERNST & YOUNG LLP


February 24, 1995

                            WARD LAKE DRILLING, INC.

                                 BALANCE SHEET

                               December 31, 1994

 ASSETS
 Current assets:
   Cash and cash equivalents                                                            $  2,667,287
   Marketable securities                                                                   1,926,317
   Accounts receivable (less allowance for
     doubtful accounts of $27,000)                                                         2,513,352
   Accounts receivable--related parties                                                    2,182,000
   Inventories                                                                               102,790
   Other current assets                                                                       71,489
                                                                                        ------------
 Total current assets                                                                      9,463,235


 Property and equipment:
   Oil and gas properties (operated)                                                       1,663,292
   Oil and gas properties (non-operated)                                                   5,308,065
   Land, buildings, machinery and equipment                                                1,083,738
                                                                                        ------------
                                                                                           8,055,095
   Less accumulated depreciation, depletion
     and amortization                                                                      1,344,464
                                                                                        ------------
                                                                                           6,710,631

Other long-term assets                                                                       351,297
                                                                                        ------------
Total assets                                                                            $ 16,525,163
                                                                                        ============

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Accounts payable                                                                     $  4,003,329
   Accounts payable--related parties                                                         598,813
   Accrued and other expenses                                                              2,832,395
   Notes payable and other short-term debt                                                 3,176,783
   Notes payable--related parties                                                            280,000
   Current portion of long-term liabilities                                                1,035,000
                                                                                        ------------
 Total current liabilities                                                                11,926,320

 Notes payable and other long-term debt                                                      968,447

 Shareholders' equity:
   Common stock, $1 par value;
     50,000 shares authorized, issued
       and outstanding                                                                        50,000
   Retained earnings                                                                       3,580,396
                                                                                        ------------
 Total shareholders' equity                                                                3,630,396
                                                                                        ------------
 Total liabilities and shareholders' equity                                             $ 16,525,163
                                                                                        ============



See accompanying notes.

                            WARD LAKE DRILLING, INC.

           STATEMENT OF REVENUES AND EXPENSES AND RETAINED EARNINGS

                          Year ended December 31, 1994
 Revenues:
   Oil and gas activities:
     Production revenue                                                                     $3,540,171
     Well operating revenue                                                                  3,049,694
   Interest and other                                                                          743,878
                                                                                            ----------
                                                                                             7,333,743
 Expenses:
   Production and well operating expense                                                     3,361,007
   Exploration expense                                                                          28,313
   General and administrative expense                                                        1,835,369
   Interest expense                                                                            419,737
   Depreciation, depletion and amortization                                                    756,232
                                                                                            ----------
                                                                                             6,400,658
                                                                                            ----------
Net income                                                                                     933,085
Retained earnings at beginning of year                                                       3,539,109
Distributions to shareholders                                                                 (891,798)
                                                                                            ----------
Retained earnings at end of year                                                            $3,580,396
                                                                                            ==========


See accompanying notes.

                            WARD LAKE DRILLING, INC.

                            STATEMENT OF CASH FLOWS

                          Year ended December 31, 1994

 OPERATING ACTIVITIES
 Net income                                                                             $  933,085
 Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation, depletion and amortization                                              756,232
     Loss on disposal of oil and gas property and
       property and equipment                                                               67,713
     Changes in operating assets and liabilities, net of
       effects of purchases of businesses:
         Accounts receivable                                                             1,164,376
         Prepaids and other current assets                                                (122,681)
         Inventories                                                                        82,158
         Accounts payable and accrued expenses                                          (3,384,654)
                                                                                        ----------
 Net cash used in operating activities                                                    (503,771)

INVESTING ACTIVITIES
Proceeds from sale of oil and gas properties and other
  property and equipment                                                                   125,813
Additions to oil and gas properties                                                     (1,097,056)
                                                                                        ----------
Net cash used in investing activities                                                     (971,243)

FINANCING ACTIVITIES
Proceeds from long-term debt                                                             6,838,328
Repayment of long-term debt                                                             (4,625,177)
Distributions to shareholders                                                             (782,087)
                                                                                        ----------
Net cash provided by financing activities                                                1,431,064
                                                                                        ----------
Decrease in cash and cash equivalents                                                      (43,950)

Cash and cash equivalents at beginning of year                                           2,711,237
                                                                                        ----------
Cash and cash equivalents at end of year                                                $2,667,287
                                                                                        ==========



See accompanying notes.

                            WARD LAKE DRILLING, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1994




1.  ORGANIZATION AND NATURE OF BUSINESS

Ward Lake Drilling, Inc. (the "Company"), a Michigan subchapter S Corporation, is a domestic, independent oil and gas exploration and production company.


2.  ACCOUNTING POLICIES

CASH EQUIVALENTS AND MARKETABLE SECURITIES

For purposes of the statement of cash flows, cash equivalents are defined as all highly liquid debt instruments purchased with an initial maturity of three months or less.

Marketable securities, principally U.S. Government securities, are treated as available for sale securities and are stated at cost which approximates fair value.

INVENTORIES

Inventories consist primarily of oil field casing and tubular goods utilized in the Company's exploration activities and are valued at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

The Company follows the successful efforts method of accounting for its oil and gas producing activities.

Acquisition costs for proved and unproved properties are capitalized when incurred. Costs of unproved properties are transferred to proved properties when proved reserves are discovered. Exploration costs, including geological and geophysical costs and costs of carrying and retaining unproved properties, are charged against income as incurred. Exploratory drilling costs are capitalized initially; however, if it is determined that an exploratory well does not contain sufficient proved reserves, such capitalized costs are charged to expense, as dry hole costs, at that time. Development costs are capitalized. Costs incurred to operate and maintain wells and equipment and to lift oil and gas to the surface are generally expensed.

The net costs of proved oil and gas properties are annually subjected to a test of recoverability on a property by property basis by comparison to their estimated present value of future net cash flows from proved reserves.
Unproved oil and gas properties are also subjected to an impairment test. Any capitalized costs in excess of future net cash flows are expensed in the year in which such an excess occurs.

                            WARD LAKE DRILLING, INC.

2.  ACCOUNTING POLICIES (CONTINUED)

Depreciation, depletion and amortization of oil and gas properties are computed on a units-of-production method based on proven reserves. The provision for depreciation, depletion and amortization is calculated by applying the ratio of current production divided by beginning reserves to net capitalized property costs.

Other property and equipment are recorded at cost, and depreciation is calculated using the straight-line and declining balance methods over the respective estimated useful lives of the assets.

INCOME TAXES

The Company has elected to be taxed as a subchapter S Corporation. As a result, earnings are not subject to the federal or state corporation income taxes but are S-Corp earnings allocated to the shareholders of the Company for inclusion on their personal income tax returns.


3.  PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:
      Land, buildings and improvements                                  $  402,043
      Machinery and equipment                                              681,695
                                                                        ----------
                                                                         1,083,738
      Less accumulated depreciation                                        444,105
                                                                        ----------
                                                                        $  639,633
                                                                        ==========


4.  OIL AND GAS PROPERTIES

Oil and gas properties consist of the following at December 31:
      Non operated properties                                           $5,308,065
      Operated properties                                                1,663,292
                                                                        ----------
                                                                         6,971,357
      Less accumulated depletion                                           900,359
                                                                        ----------
                                                                        $6,070,998
                                                                        ==========


                            WARD LAKE DRILLING, INC.

5.  CERTIFICATES OF DEPOSIT

The United States Environmental Protection Agency (EPA) requires that an owner or operator of a disposal well will provide assurance that funds will be available when needed for plugging and abandonment of the disposal well. The Company had entered into a trust agreement with the EPA, providing that the Company establish a trust fund for the benefit of the EPA. This fund is comprised of certificates of deposit totaling approximately $332,000 which are held for the life of each disposal well. Funds are disbursed under direction of the EPA for the costs of plugging and abandonment of the disposal well. These amounts are included in other long-term assets.

6.  PLUGGING AND ABANDONMENT FUNDS

The Company retains a portion of its own and outside investors' monthly gas and oil production proceeds to be utilized for future well plugging and abandonment costs. The funds totaling $1,926,317 at December 31, 1994, are invested in securities issued or guaranteed by the United States Treasury and maintained in accounts segregated from those of the Company. Interest earned on the funds accrue to the benefit of the working interest owners.

7.  LONG-TERM DEBT AND NOTES PAYABLE

Long-term debt and notes payable consist of the following as of
December 31, 1994:
Notes payable to bank, monthly payments of $83,333 plus
  interest at 7.375%, concluding September 30, 1996,
  collateralized by all assets of the Company                     $1,833,333
Notes payable to banks, monthly payments totaling $2,192,
  including interest rates ranging from prime plus 1% to
  10.25%, concluding with balloon payments of approximately
  $104,150 in November 1996, collateralized by real estate
  mortgages                                                          130,819
Notes payable to bank, monthly payments of $1,405,
  including interest rates up to 7.4%, concluding at various dates through April 1997, collateralized by specific
  equipment and vehicles                                              39,295
                                                                   ---------
                                                                   2,003,447
Less current portion of long-term debt                             1,035,000
                                                                   ---------

Total long-term debt                                               $ 968,447
                                                                   =========


                            WARD LAKE DRILLING, INC.

7.  LONG-TERM DEBT AND NOTES PAYABLE (CONTINUED)

At December 31, 1994, the aggregate long-term debt maturing in the next three years is as follows: 1995--$1,035,000; 1996--$962,793 and 1997--$5,654.

At December 31, 1994, the Company has a revolving credit line with a maximum amount available of $3,000,000 and interest payable monthly at 10%. The Company also has a line-of-credit with a maximum amount available of $1,000,000 and interest payable monthly at prime rate, as adjusted (10.5% at December 31, 1994). The amounts outstanding on these loans totaled $3,176,783 at December 31, 1994.

8.  LEASES

The Company has entered into certain noncancellable leasing agreements for gas compression equipment used on gas wells. These operating leases are generally for three to five year terms, which are renewable. The Company has also entered into noncancellable operating lease agreements for its office space and vehicles.

The following is a schedule by year of the estimated future minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of December 31, 1994:

                                                                                            COMPANY
                                                                            TOTAL           PORTION
                                                                     -------------------------------
 1995                                                                  $2,005,000          $361,000
 1996                                                                   1,316,000           237,000
 1997                                                                     873,000           157,000
 1998                                                                     544,000            98,000
 1999 and thereafter                                                      284,000            51,000
                                                                      -------------      -----------
                                                                       $5,022,000          $904,000
                                                                      =============      ===========

The above rental payments attributable to the gas compression leases in the total column represent the total rental payments due under the leases as of December 31, 1994. The Company, as operator, has signed these leases and is contingently liable. The Company bills the working interest investors participating in each project for their portion of the monthly rental payments.

The Company's total rental expense for all operating leases for the year ended December 31, 1994 is approximately $478,000.

                            WARD LAKE DRILLING, INC.

9.  RETIREMENT PLAN

The Company has a 401(k) profit-sharing plan. Employees are eligible to participate 90 days after date of hire. The Company will match fifty percent of the employee's contribution to a maximum of three percent of the employee's pay. The Company can also make a discretionary contribution to the plan. The Company's contributions for the 1994 plan year was approximately $31,000.

10.  RELATED PARTY TRANSACTIONS

The Company advanced funds to shareholders in the amount of $2,182,000 which are classified as accounts receivable-related parties. As described in Note 14, these notes were cancelled subsequent to December 31, 1994 and treated as a capital transaction.

The shareholders of the Company are also shareholders of Antrim Services, Inc. (Antrim). Antrim provides construction services related to the construction of wells, pipelines and facilities. Total fees for these services amounted to approximately $1,400,000 in 1994. In addition, the Company purchased fixed assets from Antrim amounting to approximately $500,000. The Company owed Antrim approximately $600,000 at December 31, 1994. Antrim owed the Company approximately $11,500 at December 31, 1994. These amounts are appropriately included in accounts payable and accounts receivable.

The Company has a variable rate (4.8% at December 31, 1994) demand note payable to a shareholder in the amount of $280,000 at December 31, 1994.

The shareholders of the Company are also shareholders of Ward Corporation (Ward Corp.). The Company leases gas compressors from Ward Corp. The Company and Ward Corp. have arranged to offset repair and maintenance services to provided compressors against rental payments. The total net receivable from Ward Corp. in 1994 was approximately $12,000.

The Company obtains legal services from one of its shareholders. The total fees charged by this shareholder for legal services were approximately $60,000 in 1994.

Dividends paid to shareholders during the year ended December 31, 1994 were $891,798, including a property dividend of $109,711 which related to a transfer of working interest in oil and gas properties.

11.  MAJOR CUSTOMERS

Oil and gas sales to one individual customer that exceeded 10% of total revenue during the year ended December 31, 1994 amounted to approximately $2,978,000.

                            WARD LAKE DRILLING, INC.

12.  CONCENTRATIONS OF CREDIT RISK

The Company operates exclusively in the oil and gas industry. Sales of oil and gas are ultimately made to refineries, gas utilities and industrial consumers in Michigan. Credit limits, ongoing credit evaluation and account monitoring procedures are utilized to minimize the risk of loss. Collateral is generally not required. Expected losses have been within management's expectations.

13.  SUPPLEMENTARY INFORMATION ON OIL AND GAS ACTIVITIES

The following disclosures are presented in accordance with the Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards No. 69 (SFAS 69). The following table sets forth costs incurred by the Company during the year ended December 31, 1994:

Acquisition:
   Proved properties                                              $200,018
   Unproved properties                                             399,636
Exploration                                                         28,313

PROVED OIL AND GAS RESERVES (UNAUDITED)

The Company's proved developed and undeveloped reserves are all located within the United States. The Company cautions that there are many uncertainties inherent in estimating proved reserve quantities and in projecting future production rates and the timing of development expenditures. In addition, estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are expected to change as future information becomes available. Material revisions to reserve estimates may occur in the future, development and production of the oil and gas reserves may not occur in the periods assumed, and actual prices realized and actual costs incurred many vary significantly from those used. Proved reserves represent estimated quantities of natural gas, crude oil and condensate that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions existing at the time the estimates were made. Proved developed reserves are proved reserves expected to be recovered through wells and equipment in place and under operating methods being utilized at the time the estimates were made.

                            WARD LAKE DRILLING, INC.

13.  SUPPLEMENTARY INFORMATION ON OIL AND GAS ACTIVITIES (CONTINUED)

The estimates of proved developed reserves were prepared by the Company's petroleum engineers.

                                                                      GAS
                                                                     (MCF)
                                                                -----------
 Proved developed reserves as of
  December 31, 1993                                              15,613,634
 Revisions of previous estimates                                  (195,844)
 Production                                                     (1,751,747)
                                                                -----------
 Proved developed reserves as of
    December 31, 1994                                           13,666,043
                                                                ===========

No estimate of proved undeveloped reserves has been prepared.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED RESERVES (UNAUDITED)

The following tables, which present a standardized measure of discounted future net cash flows and changes therein relating to proved oil and gas reserves, are presented pursuant to SFAS 69. In computing this data, assumptions other than those required by the FASB could produce different results. Accordingly, the data should not be construed as representative of the fair market value of the Company's proved oil and gas reserves. The following assumptions have been made at December 31, 1994:

         - Future revenues were based on year end oil and gas prices. Future price changes were included only to the extent provided by existing contractual agreements.

         - Production and development costs were computed using year end costs assuming no change in present economic conditions.

         -   Future net cash flows were discounted at an annual rate of 10%.

         - Future income taxes were computed using the approximate statutory tax rate and giving effect to available net operating losses, tax credits and statutory depletion.

                            WARD LAKE DRILLING, INC.

Estimated future cash inflows (outflows):
   Revenues from sale of oil and gas                $   24,793,777
   Production and development costs                    (11,895,483)
                                                     -------------
Future net cash flows                                   12,898,294
10% timing discount                                     (4,157,372)
                                                     -------------
Standardized measure of discounted
   future net cash flows                             $   8,740,922
                                                     =============

Beginning of year                                    $  10,656,155
Sale of oil and gas, net of production costs            (1,292,597)
Net changes in prices and production costs              (1,688,252)
Accretion of 10% timing discount                         1,065,616
                                                     -------------
End of year                                          $   8,740,922
                                                     =============

14.  SUBSEQUENT EVENT

Effective January 1995, the Company was purchased by Belden & Blake Corporation, a publicly-held, vertically integrated exploration and production company headquartered in North Canton, Ohio, for approximately $15.1 million.

During the settlement of the purchase agreement, approximately $5.3 million of outstanding notes payable and long-term debt was satisfied. Additionally, certain net related party receivables in the amount of $2,182,000 were cancelled in connection with the purchase agreement. The cancellation of these amounts was treated as a capital transaction subsequent to December 31, 1994.

                                            BELDEN & BLAKE CORPORATION AND SUBSIDIARIES
                                          UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                                                         December 31, 1994
                                                                    Historical                           Pro Forma
                                                        ---------------------------------      --------------------------------
                                                           Company            Ward Lake         Adjustments        Combined
                                                        --------------      -------------      -------------    ---------------
                                                              ASSETS
CURRENT ASSETS
  Cash and cash equivalents and marketable securities    $   3,649,005     $    4,593,604     $                 $     8,242,609
  Accounts receivable, net                                  13,068,663          4,695,352                            17,764,015
  Inventories                                                6,676,884            102,790                             6,779,674
  Deferred income taxes                                      1,741,093                                                1,741,093
  Other current assets                                         956,699             71,489                             1,028,188
                                                         -------------      -------------      -------------    ---------------
      TOTAL CURRENT ASSETS                                  26,092,344          9,463,235                 --         35,555,579

PROPERTY AND EQUIPMENT
  Oil and gas properties (successful efforts method)       122,279,367          6,971,357          4,466,701(a)     133,717,425
  Gas gathering systems                                     18,120,365                                               18,120,365
  Land, buildings, machinery and equipment                  19,564,247          1,083,738           (696,738)(b)     19,951,247
                                                         -------------      -------------      -------------    ---------------
                                                           159,963,979          8,055,095          3,769,963        171,789,037
  Less accumulated depreciation, depletion
    and amortization                                        40,788,899          1,344,464         (1,344,464)(c)     40,788,899
                                                         -------------      -------------      -------------    ---------------
        PROPERTY AND EQUIPMENT, NET                        119,175,080          6,710,631          5,114,427        131,000,138

OTHER ASSETS                                                 2,905,371            351,297            968,181(d)       4,224,849
                                                         -------------      -------------      -------------    ---------------
                                                         $ 148,172,795      $  16,525,163      $   6,082,608    $   170,780,566
                                                         =============      =============      =============    ===============

See accompanying notes.

                  BELDEN & BLAKE CORPORATION AND SUBSIDIARIES
               UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                               December 31, 1994

                                                                 Historical                          Pro Forma
                                                     ---------------------------------     ---------------------------------
                                                         Company          Ward Lake         Adjustments         Combined
                                                     --------------     --------------     -------------     ---------------

                                               LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                                  $     3,593,811     $    4,602,142     $                 $     8,195,953
  Accrued expenses                                        8,440,315          2,832,395                            11,272,710
  Current portion of long-term liabilities                  447,257          4,491,783                             4,939,040
                                                     --------------     --------------     -------------     ---------------
       TOTAL CURRENT LIABILITIES                         12,481,383         11,926,320                --          24,407,703

LONG-TERM LIABILITIES
  Senior notes                                           35,000,000                                               35,000,000
  Convertible subordinated debentures                     7,350,000                                                7,350,000
  Bank and other long-term debt                           4,239,682            968,447         9,713,004(e)       14,921,133
  Capitalized lease obligations                             645,314                                                  645,314
  Other                                                     623,162                                                  623,162
                                                     --------------     --------------     -------------     ---------------
       TOTAL LONG-TERM LIABILITIES                       47,858,158            968,447         9,713,004          58,539,609

DEFERRED INCOME TAXES                                     6,691,408                                                6,691,408

SHAREHOLDERS' EQUITY
  Common stock without par value; $.10 stated value
    per share; authorized 12,000,000 shares; issued
    and outstanding 7,084,737 shares                        708,474             50,000           (50,000)(f)         708,474
  Preferred stock without par value; $100 stated value
    per share; authorized 8,000,000 shares;
    issued and outstanding 24,000 shares                  2,400,000                                                2,400,000
  Paid in capital                                        70,378,839                                               70,378,839
  Retained earnings                                       7,879,483          3,580,396        (3,580,396)(f)       7,879,483
  Unearned portion of restricted stock                     (224,950)                                                (224,950)
                                                     --------------     --------------     -------------     ---------------
       TOTAL SHAREHOLDERS' EQUITY                        81,141,846          3,630,396        (3,630,396)         81,141,846
                                                     --------------     --------------     -------------     ---------------
                                                     $  148,172,795     $   16,525,163     $   6,082,608      $  170,780,566
                                                     ==============     ==============     =============      ==============

See accompanying notes.

                  BELDEN & BLAKE CORPORATION AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (NOTE 1)
                      For the year ended December 31, 1994
                                                   Historical                           Pro Forma
                                        --------------------------------     -------------------------------
                                            Company          Ward Lake        Adjustments         Combined
                                        --------------     -------------     -------------     --------------

REVENUES
  Oil and gas sales                     $   32,574,114     $   3,540,171     $                 $   36,114,285
  Gas marketing and gathering               33,085,304                                             33,085,304
  Oilfield sales and service                16,885,669         3,049,694        (3,049,694)(g)     16,885,669
  Interest and other                           558,842           743,878                            1,302,720
                                        --------------     -------------     -------------     --------------
                                            83,103,929         7,333,743        (3,049,694)        87,387,978
Expenses
  Production expense                         9,292,349         3,361,007        (3,049,694)(g)      9,642,554
                                                                                    38,892(h)
  Cost of gas and gathering expense         29,133,553                                             29,133,553
  Oilfield sales and service                16,296,539                                             16,296,539
  Exploration expense                        2,807,278            28,313                            2,835,591
  General and administrative expense         3,965,754         1,835,369          (673,088)(i)      5,128,035
  Interest expense                           3,587,207           419,737           687,223(j)       4,694,167
  Depreciation, depletion and amortization  12,021,258           756,232           413,760(k)      13,191,250
                                        --------------     -------------     -------------     --------------
                                            77,103,938         6,400,658        (2,582,907)        80,921,689
                                        --------------     -------------     -------------     --------------
INCOME BEFORE INCOME TAXES                   5,999,991           933,085          (466,787)         6,466,289

  Provision for income taxes                 2,157,070                              96,610(l)       2,253,680
                                        --------------     -------------     -------------     --------------
NET INCOME                              $    3,842,921     $     933,085          (563,397)         4,212,609
                                        ==============     =============     =============     ==============
NET INCOME PER COMMON SHARE             $         0.52                                         $          .57
                                        ==============                                         ==============
WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING                        7,080,227                                              7,080,227
                                        ==============                                         ==============

See accompanying notes.

                          BELDEN & BLAKE CORPORATION

              Notes to Unaudited Pro Forma Financial Statements



1.  Basis of Presentation
    ---------------------

    The unaudited pro forma financial statements set forth unaudited pro forma financial information for the Company for the year ended December 31, 1994. The unaudited pro forma condensed balance sheet assumes that Ward Lake Drilling, Inc. ("Ward Lake") had been acquired as of December 31, 1994. The unaudited pro forma results of operations assume that the acquisition of Ward Lake had occurred on January 1, 1994. Unaudited pro forma results of operations cannot be considered indicative of future operations.

2.  Pro Forma Adjustments
    ---------------------

    (a) Adjustment to reflect the fair market value of the oil and gas properties at the time of acquisition.

    (b) Adjustment to reduce the historical cost of land, buildings, machinery, and equipment acquired by the Company to reflect the fair market value at time of acquisition.

    (c) Adjustment to eliminate Ward Lake's historical accumulated depreciation.

    (d) Adjustment to recognize the fair market value of other assets at the time of acquisition.

    (e) Adjustment to recognize additional debt incurred by the Company in connection with the acquisition of Ward Lake.

    (f) Adjustment to eliminate Ward Lake's historical common stock and retained earnings.

    (g) Adjustment to present certain well operating revenues (pumper and administrative fees) as a reduction of production expenses, so as to conform with the Company's existing presentation policy.

    (h) Adjustment to recognize additional production expense associated with pay increases granted at the time of acquisition.

    (i) Adjustment to reflect reduced general and administrative expenses associated with the closing of one administrative office and the discontinuing of the employment of Ward Lake's executive group and support staff.

    (j) Adjustment to reflect increased interest expense associated with additional debt incurred by the Company in connection with the acquisition of Ward Lake. See adjustment (e).

    (k) Adjustment to recognize additional depreciation, depletion and amortization incurred due to recording the purchase price of the assets at fair market value rather than at historical cost. See adjustments (a), (b) and (d).

    (l) Adjustment to the combined unaudited pro forma provision for income taxes. Prior to the acquisition Ward Lake was a subchapter S Corporation and accordingly did not provide for income taxes.